Exhibit 99

NEWS RELEASE

CONTACT:	Scott Anthony – Investor Relations
(770) 989-3105

Laura Asman – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.

REPORTS THIRD-QUARTER 2006 RESULTS

•	Third-quarter EPS totaled 44 cents, including 1 cent of restructuring expense.

•	Continued improvement in Europe was offset by weak category trends in North America that limited volume and pricing growth.

•	CCE expects full year comparable earnings per share of $1.25 to $1.28.

ATLANTA, October 26, 2006 – Coca-Cola Enterprises (NYSE: CCE) today reported third-quarter 2006 net income of $213 million, or 44 cents per diluted share, including previously announced restructuring charges and expense related to FAS 123R (expensing of stock options). Third-quarter 2006 net income was $216 million or 45 cents per diluted share when restructuring charges are excluded.

	Third Quarter		First Nine Months
	2006	2005	2006	2005
Reported Diluted Net Income Per Share	$0.44	$0.40	$1.18	$1.20
Net Favorable Tax Items	—	—	(0.15)	(0.08)
HFCS Litigation Settlement Proceeds	—	—	—	(0.06)
Gain on Asset Sale	—	—	—	(0.01)
Restructuring Charges	0.01	0.04	0.08	0.05
Loss on Equity Securities	—	—	—	0.01
Hurricane Katrina Asset Write-offs	—	0.03	—	0.03
FAS 123R	—	(0.02)	—	(0.05)

Comparable Diluted Net Income Per Share (a)	$0.45	$0.45	$1.11	$1.09

(a)	This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

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In the quarter, consolidated physical case bottle and can volume increased 2 percent on a comparable basis, and net pricing per case was up 1 percent. These results reflect weak CSD category trends in North America that countered continued operating improvement in Europe. Cost of sales per case increased 4 percent in the quarter due to moderately higher commodity costs and package mix shifts. Both pricing and cost of sales results exclude the effects of currency translations. Pages 9 through 11 of this release provide a reconciliation of reported and comparable operating results.

These elements resulted in a 2 percent decline in comparable operating income for the third quarter. Reported operating income increased 6 percent, including a 3 percent benefit from foreign currency. Foreign currency translations contributed approximately 2 cents to third quarter EPS.

“This quarter’s disappointing performance illustrates the urgency of our work to develop strategies and practices that will allow us to consistently deliver improved operating performance,” said John F. Brock, president and chief executive officer. “This work includes significantly strengthening and expanding our product portfolio, improving our go-to-market business model, and driving higher levels of operating efficiency and effectiveness.”

“We are working aggressively to strengthen results in North America for the remainder of this year, and believe recent marketplace efforts, including a price increase and initiatives to drive cold drink growth, will generate improved financial results in the fourth quarter,” Mr. Brock said. “We are also building on an encouraging performance in Europe despite persistent CSD category weakness in Great Britain.”

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“We recognize 2007 will be challenging because of the high cost of goods environment we face next year,” Mr. Brock said. “We are finalizing strong brand and operational initiatives, including targeted cost control efforts, and we look forward to sharing our 2007 outlook with you early next year.”

In North America, volume growth of 1/2 percent reflected the impact of a decline in CSDs of 1 percent. Diet CSDs increased 1/2 percent, helped by the increasing popularity of Coca-Cola Zero, which grew almost 40 percent from introductory levels of a year ago. Water achieved strong double-digit growth, but this volume benefit was countered by competitive retail price pressures. In addition, overall retail immediate consumption volume declined slightly.

Our European territories reported ongoing progress in the third quarter, generating volume growth of 5 1/2 percent and net pricing per case growth of 1 1/2 percent. Volume results reflect the impact of the successful summer introduction in Great Britain of Coca-Cola Zero, which also was recently introduced in Belgium. In addition, market-based programs such as our Boost Zones in France and World Cup activation in July, along with warmer than normal weather, helped drive European volume in the quarter.

Full-Year 2006 Outlook

Management expects full-year 2006 earnings per diluted common share of $1.25 to $1.28 on a comparable basis. Reported 2006 results will include approximately $60 million (9 cents per diluted share) of previously announced

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restructuring charges as well as favorable tax items recognized in the second quarter. Free cash flow from operations less capital spending is expected to total approximately $700 million, with capital spending of less than $1 billion.

CCE will webcast its third-quarter conference call with analysts and investors live over the Internet today at 10:00 a.m. ET. The call can be accessed through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1 of Part I in our 2005 Annual Report, and under Item 1A of Part II in our second-quarter 2006 Form 10-Q.

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COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; In Millions, Except Per Share Data)

	Third Quarter
	2006 (a)	2005 (b)	Change
Net Operating Revenues	$5,206	$4,897	6%
Cost of Sales	3,171	2,914	9%

Gross Profit	2,035	1,983	3%
Selling, Delivery, and Administrative Expenses	1,586	1,558	2%

Operating Income	449	425	6%
Interest Expense, Net	159	156
Other Nonoperating Income (Expense), Net	4	(2)

Income Before Income Taxes	294	267
Income Tax Expense	81	75

Net Income	$213	$192

Basic Weighted Average Common Shares Outstanding	476	472

Basic Net Income Per Share (c)	$0.45	$0.41

Diluted Weighted Average Common Shares Outstanding	482	476

Diluted Net Income Per Share (c)	$0.44	$0.40

(a)	Third quarter of 2006 net income includes net unfavorable items totaling $3 million, or 1 cent per diluted common share. See page 9 of this earnings release for a list of these items.
(b)	Third quarter of 2005 net income includes net unfavorable items totaling $23 million, or 5 cents per diluted common share. See page 9 of this earnings release for a list of these items.
(c)	Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; In Millions, Except Per Share Data)

	Nine Months
	2006 (a)	2005 (b)	Change
Net Operating Revenues	$14,982	$14,217	5%
Cost of Sales	9,038	8,432	7%

Gross Profit	5,944	5,785	3%
Selling, Delivery, and Administrative Expenses	4,778	4,552	5%

Operating Income	1,166	1,233	(5)%
Interest Expense, Net	472	470
Other Nonoperating Income (Expense), Net	6	(15)

Income Before Income Taxes	700	748
Income Tax Expense	132	177

Net Income	$568	$571

Basic Weighted Average Common Shares Outstanding	474	471

Basic Net Income Per Share (c)	$1.20	$1.21

Diluted Weighted Average Common Shares Outstanding	480	475

Diluted Net Income Per Share (c)	$1.18	$1.20

(a)	First nine months of 2006 net income includes net favorable items totaling $37 million , or 7 cents per diluted common share. See page 10 of this earnings release for a list of these items.
(b)	First nine months of 2005 net income includes net favorable items totaling $53 million, or 11 cents per diluted common share. See page 10 of this earnings release for a list of these items.
(c)	Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; In Millions)

	September 29, 2006	December 31, 2005
ASSETS
Current:
Cash and cash equivalents	$120	$107
Trade accounts receivable, net	2,025	1,802
Inventories	962	786
Current deferred income tax assets	267	313
Prepaid expenses and other current assets	393	387

Total Current Assets	3,767	3,395
Property, plant, and equipment, net	6,560	6,560
Goodwill	601	578
Franchise license intangible assets, net	14,231	13,832
Customer distribution rights and other noncurrent assets, net	1,013	992

	$26,172	$25,357

LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,451	$2,639
Amounts payable to The Coca-Cola Company, net	173	180
Deferred cash receipts from The Coca-Cola Company	73	83
Current portion of debt	846	944

Total Current Liabilities	3,543	3,846
Debt, less current portion	9,406	9,165
Retirement and insurance programs and other long-term obligations	1,350	1,309
Deferred cash receipts from The Coca-Cola Company, less current	168	246
Long-term deferred income tax liabilities	5,263	5,106
Amounts payable to The Coca-Cola Company	33	42
Shareowners’ equity	6,409	5,643

	$26,172	$25,357

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Millions)

	Nine Months Ended
	September 29, 2006	September 30, 2005
Cash Flows From Operating Activities
Net income	$568	$571
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	754	777
Net change in customer distribution rights	23	16
Share-based compensation expense	47	19
Excess tax benefits from share-based payment arrangements	(2)	—
Deferred funding income from The Coca-Cola Company	(88)	(33)
Deferred income tax expense	73	79
Pension expense less than retirement plan contributions	(40)	(102)
Net changes in assets and liabilities, net of acquisition amounts	(484)	(156)
Other changes, net	74	13

Net cash derived from operating activities	925	1,184

Cash Flows From Investing Activities
Capital asset investments	(621)	(605)
Capital asset disposals	21	48
Acquisition of bottling operations, net of cash acquired	(102)	—
Other investing activities	(10)	—

Net cash used in investing activities	(712)	(557)

Cash Flows From Financing Activities
Increase in commercial paper, net	657	51
Issuances of debt	741	299
Payments on debt	(1,568)	(780)
Dividend payments on common stock	(86)	(57)
Exercise of employee share options	49	34
Excess tax benefits from share-based payment arrangements	2	—

Net cash used in financing activities	(205)	(453)

Net effect of exchange rate changes on cash and cash equivalents	5	(19)

Net Change In Cash and Cash Equivalents	13	155
Cash and Cash Equivalents at Beginning of Period	107	155

Cash and Cash Equivalents at End of Period	$120	$310

COCA-COLA ENTERPRISES INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Third-Quarter 2006
	Reported (GAAP)	Items Impacting Comparability							Comparable (non-GAAP)
Reconciliation of Income (a)		Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	Hurricane Katrina Asset Write-offs	SFAS 123R Expense (b)
Net Operating Revenues	$5,206	$—	$—	$—	$—	$—	$—	$—	$5,206
Cost of Sales	3,171	—	—	—	—	—	—	—	3,171

Gross Profit	2,035	—	—	—	—	—	—	—	2,035
Selling, Delivery, and Administrative Expenses	1,586	—	—	—	(5)	—	—	—	1,581

Operating Income	449	—	—	—	5	—	—	—	454
Interest Expense, Net	159	—	—	—	—	—	—	—	159
Other Nonoperating Income (Expense), Net	4	—	—	—	—	—	—	—	4

Income Before Income Taxes	294	—	—	—	5	—	—	—	299
Income Tax Expense	81	—	—	—	2	—	—	—	83

Net Income	$213	$—	$—	$—	$3	$—	$—	$—	$216

Diluted Net Income Per Share	$0.44	$—	$—	$—	$0.01	$—	$—	$—	$0.45

	Third-Quarter 2005
	Reported (GAAP)	Items Impacting Comparability							Comparable (non-GAAP)
Reconciliation of Income (a)		Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	Hurricane Katrina Asset Write-offs	SFAS 123R Expense (b)
Net Operating Revenues	$4,897	$—	$—	$—	$—	$—	$—	$—	$4,897
Cost of Sales	2,914	—	—	—	—	—	—	—	2,914

Gross Profit	1,983	—	—	—	—	—	—	—	1,983
Selling, Delivery, and Administrative Expenses	1,558	—	—	—	(24)	—	(24)	12	1,522

Operating Income	425	—	—	—	24	—	24	(12)	461
Interest Expense, Net	156	—	—	—	—	—	—	—	156
Other Nonoperating Income (Expense), Net	(2)	—	—	—	—	—	—	—	(2)

Income Before Income Taxes	267	—	—	—	24	—	24	(12)	303
Income Tax Expense	75	—	—	—	9	—	9	(5)	88

Net Income	$192	$—	$—	$—	$15	$—	$15	$(7)	$215

Diluted Net Income Per Share	$0.40	$—	$—	$—	$0.04	$—	$0.03	$(0.02)	$0.45

(a)	These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.
(b)	On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the third quarter of 2006, we recorded additional compensation expense of $9 million (pretax), as a result of adopting SFAS 123R. If our share-based payment awards had been accounted for under SFAS 123R during the third quarter of 2005, our compensation expense would have been higher by approximately $12 million (pretax).

COCA-COLA ENTERPRISES INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First Nine Months 2006
	Reported (GAAP)	Items Impacting Comparability							Comparable (non-GAAP)
Reconciliation of Income (a)		Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	Hurricane Katrina Asset Write-offs	SFAS 123R Expense (b)
Net Operating Revenues	$14,982	$—	$—	$—	$—	$—	$—	$—	$14,982
Cost of Sales	9,038	—	—	—	—	—	—	—	9,038

Gross Profit	5,944	—	—	—	—	—	—	—	5,944
Selling, Delivery, and Administrative Expenses	4,778	—	—	—	(52)	—	—	—	4,726

Operating Income	1,166	—	—	—	52	—	—	—	1,218
Interest Expense, Net	472	—	—	—	—	—	—	—	472
Other Nonoperating Income (Expense), Net	6	—	—	—	—	—	—	—	6

Income Before Income Taxes	700	—	—	—	52	—	—	—	752
Income Tax Expense	132	71	—	—	18	—	—	—	221

Net Income	$568	$(71)	$—	$—	$34	$—	$—	$—	$531

Diluted Net Income Per Share	$1.18	$(0.15)	$—	$—	$0.08	$—	$—	$—	$1.11

	First Nine Months 2005
	Reported (GAAP)	Items Impacting Comparability							Comparable (non-GAAP)
Reconciliation of Income (a)		Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	Hurricane Katrina Asset Write-offs	SFAS 123R Expense (b)
Net Operating Revenues	$14,217	$—	$—	$—	$—	$—	$—	$—	$14,217
Cost of Sales	8,432	—	48	—	—	—	—	—	8,480

Gross Profit	5,785	—	(48)	—	—	—	—	—	5,737
Selling, Delivery, and Administrative Expenses	4,552	—	—	7	(32)	—	(24)	37	4,540

Operating Income	1,233	—	(48)	(7)	32	—	24	(37)	1,197
Interest Expense, Net	470	—	—	—	—	—	—	—	470
Other Nonoperating Income (Expense), Net	(15)	—	—	—	—	7	—	—	(8)

Income Before Income Taxes	748	—	(48)	(7)	32	7	24	(37)	719
Income Tax Expense	177	35	(18)	(3)	12	3	9	(14)	201

Net Income	$571	$(35)	$(30)	$(4)	$20	$4	$15	$(23)	$518

Diluted Net Income Per Share	$1.20	$(0.08)	$(0.06)	$(0.01)	$0.05	$0.01	$0.03	$(0.05)	$1.09

(a)	These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.
(b)	On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the first nine months of 2006, we recorded additional compensation expense of $26 million (pretax), as a result of adopting SFAS 123R. If our share-based awards had been accounted for under SFAS 123R during the first nine months of 2005, our compensation expense would have been higher by approximately $37 million (pretax).

Coca-Cola Enterprises Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In millions)

	Third-Quarter 2006 Change Versus Third Quarter 2005			First Nine Months 2006 Change Versus First Nine Months 2005
Reconciliation of Key Operating Information	Consolidated	North America	Europe	Consolidated	North America	Europe
Net Revenues Per Case
Change in Net Revenues per Case	4.0%	2.5%	7.0%	3.0%	4.0%	0.5%
Impact of Belgium Excise Tax Change	0.0%	0.0%	0.0%	0.0%	0.0%	0.5%
Impact of Excluding Post Mix Sales, Agency Sales and Other Revenue	(1.0)%	(1.0)%	(0.5)%	(1.0)%	(1.0)%	(0.5)%

Bottle and Can Net Pricing Per Case (a)	3.0%	1.5%	6.5%	2.0%	3.0%	0.5%
Impact of Currency Exchange Rate Changes	(2.0)%	(0.5)%	(5.0)%	0.0%	(1.0)%	1.0%

Currency-Neutral Bottle and Can Net Pricing per Case (c)	1.0%	1.0%	1.5%	2.0%	2.0%	1.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	6.5%	5.5%	7.0%	5.0%	6.5%	1.0%
Impact of Belgium Excise Tax Change	0.0%	0.0%	0.0%	0.0%	0.0%	0.5%
Impact of HFCS Litigation Settlement Proceeds in 2005	0.0%	0.0%	0.0%	(0.5)%	(1.0)%	0.0%
Impact of Excluding Bottle and Can Marketing Credits and Jumpstart Funding	1.0%	1.5%	0.5%	1.0%	1.5%	0.0%
Impact of Excluding Post Mix Sales, Agency Sales and Other Revenue	(1.5)%	(2.0)%	(0.5)%	(1.5)%	(2.0)%	(0.5)%

Bottle and Can Cost of Sales Per Case (b)	6.0%	5.0%	7.0%	4.0%	5.0%	1.0%
Impact of Currency Exchange Rate Changes	(2.0)%	(0.5)%	(5.0)%	(0.5)%	(1.0)%	1.0%

Currency-Neutral Bottle and Can Cost of Sales per Case (c)	4.0%	4.5%	2.0%	3.5%	4.0%	2.0%

Physical Case Bottle and Can Volume
Change in Volume	2.5%	1.5%	5.5%	2.5%	2.0%	3.0%
Impact of Acquisitions	(0.5)%	(1.0)%	0.0%	(0.5)%	(0.5)%	0.0%

Comparable Bottle and Can Volume (d)	2.0%	0.5%	5.5%	2.0%	1.5%	3.0%

	First Nine Months		Full-Year 2006 Forecast
Reconciliation of Free Cash Flow (e)	2006	2005
Net Cash From Operating Activities	$925	$1,184	$1,620 (Approx.)
Less: Capital Asset Investments	(621)	(605)	(950) (Approx.)
Add: Capital Asset Disposals	21	48	30 (Approx.)

Free Cash Flow	$325	$627	$700 (Approx.)

Reconciliation of Net Debt (f)	September 29, 2006	December 31, 2005
Current Portion of Debt	$846	$944
Debt, Less Current Portion	9,406	9,165
Less: Cash and Cash Equivalents	(120)	(107)

Net Debt	$10,132	$10,002

(a)	The non-GAAP financial measure “Bottle and Can Net Pricing per Case” is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 90 percent of our net revenues during the first nine months of 2006.
(b)	The non-GAAP financial measure “Bottle and Can Cost of Sales per Case” is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.
(c)	The non-GAAP financial measures “Currency-Neutral Bottle and Can Net Pricing per Case” and “Currency-Neutral Bottle and Can Cost of Sales per Case” are used to remove the impact of currency exchange rate changes on our operations.
(d)	“Comparable Bottle and Can Volume” excludes the impact of acquisitions. The measure is used to analyze the performance of our business on a constant territory basis.
(e)	The non-GAAP measure “Free Cash Flow” is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchases, and acquisition opportunities.
(f)	The non-GAAP measure “Net Debt” is used to more clearly evaluate our capital structure and leverage.

Coca-Cola Enterprises

2006 Guidance

Projection
Volume Growth North America Europe	Approx. 1% Flat Approx. 3%

Pricing Per Case Growth (includes mix benefit) North America Europe	Approx. 2% to 3% Approx. 2% to 3% Approx. 1% to 2%

Cost of Goods Per Case Growth (includes mix impact)	Approx. 4%

Operating Expense Growth (Comparable) (including stock option expense)	Approx. 3% to 4%

Operating Income Growth (Comparable)	Approx. 3% to 4%

Capital Expenditures	Less than $1 billion

Interest Expense	Approx. $630 million

Effective Tax Rate	Approx. 29 1/2%

2006 Diluted EPS (Comparable) (including stock option expense)	$1.25 to $1.28

Diluted Common Shares	Approx. 480 million

All per case changes are currency neutral.